EXHIBIT 99.1

Mawson Infrastructure Group Inc. Announces Monthly Operational Update for June 2024

Digital Colocation Business Revenue up 56% Y/Y from June last year

Energy Management Revenue up 262% Y/Y from June last year

Completed 20 MW Facility Expansion Increasing Total Capacity to 129 MW and 41,530 miners

Expands Digital Colocation Business and Digital Computation Expertise with Enterprise Customer for about 5,880 IceRiver KAS KS3M Miners to mine Kaspa (KAS)

MIDLAND, Pa., July 18, 2024 (GLOBE NEWSWIRE) -- Mawson Infrastructure Group Inc. (NASDAQ: MIGI) (“Mawson” or “the Company”), a publicly traded digital infrastructure company, announced today its unaudited business and operational update for June 2024.

Rahul Mewawalla, CEO and President, commented, “We are delighted to provide updates on a number of fronts – we are pleased with the growth of our digital platforms with 56% year-over-year revenue growth of our digital colocation business and 262% year-over-year revenue growth of our energy management business, compared to June of last year. We are also excited to announce the expansion of our digital assets and computation expertise and strategic competencies through the execution of a digital colocation agreement to mine Kaspa. We are thrilled to accelerate innovation across the broader ecosystem, including proof-of-work ecosystems as we build upon our position as a next-generation digital infrastructure company and help enable the advancement and growth of next-gen compute resources.”

Unaudited June Monthly Operating Results Summary

  Digital Colocation Monthly Business Revenue increased 56% Y/Y to $2.48 million.
  Energy Management Monthly Business Revenue increased 262% Y/Y to $0.74 million.
  Self-Mining Monthly Business Revenue of $0.59 million and Overall Monthly Revenue of about $3.81 million and the equivalent of about 58 BTC1.
  Completed expansion of the Midland Pennsylvania facility, strategically located near Pittsburgh, increasing the Company’s capacity at that facility by 20 MW and to approximately a total of 129 MW and about 41,530 miners across all facilities.
  Executed new colocation services agreement for about 5,880 IceRiver KAS KS3M to mine Kaspa (KAS). Kaspa (KAS) is a proof-of-work (PoW) digital asset and currently is the fifth largest proof-of-work digital asset by market capitalization. The circulating supply of Kaspa is approximately 24.2 billion KAS with a current block reward of 98.00 KAS, and the terminal supply is capped at 28.7 billion KAS.
  Similar to Bitcoin, Kaspa is an open-source, decentralized, and fully scalable Layer-1 protocol that uses proof-of-work as its consensus mechanism. However, different from Bitcoin’s blockchain, which is linear and processes one block every ten minutes, Kaspa utilizes a BlockDAG (Directed Acyclic Graph) that enables multiple blocks to be produced simultaneously. The Kaspa network currently processes one block every second, allowing for faster transactions and providing Kaspa miners with the opportunity to potentially earn more block rewards in a given time frame. Executing a Kaspa digital colocation business services agreement enables Mawson to expand its expertise across a broader set of digital assets compute, including digital assets such as Bitcoin and Kaspa and other emerging high-performance computing solutions.

Conferences and Events Update

Mawson has planned for its CEO and President, Rahul Mewawalla to join the following upcoming conferences and events. Please contact IR@Mawsoninc.com for further information.

  Bitcoin 2024 in July 2024 in Nashville, Tennessee
  Blockchain Futurist in August 2024 in Toronto, Canada
  Gateway Conference in September 2024 in San Francisco, California
  H.C. Wainwright 26th Annual Global Investment Conference in September 2024 in New York City, New York
  Token 2049 in September 2024 in Singapore
  Bitcoin Europe in October 2024 in Amsterdam, Netherlands
  World Summit Artificial Intelligence (AI) in October 2024 in Amsterdam, Netherlands
  Pacific Bitcoin in October 2024 in Los Angeles, California
  Money 20/20 in October 2024 in Las Vegas, Nevada

About Mawson Infrastructure Group, Inc.

Mawson Infrastructure Group (NASDAQ: MIGI) is building the next generation digital infrastructure platform. Our innovation, technology, and operational expertise enables us to operate and optimize digital infrastructure to accelerate the digital economy including the growth of the bitcoin network, digital assets and other high-performance computing solutions using a carbon-free energy approach.

For more information, visit: https://mawsoninc.com/

Statements about hashrate capacity

Statements in the press release about hashrate capacity (including "installed capacity" or "nameplate capacity"), will often differ from the actual or observed hashrate. These terms generally make certain assumptions about the efficiency of the Application Specific Integrated Circuit (“ASIC”) miners that are in use. Some ASIC miner models will consume less power to create the same amount of hashing power than other ASIC miner models (typically more recent models are more efficient). Many ASIC miner fleets are blended fleets, including various ASIC miner models each with different efficiency ratings. Hashrate capacity figures typically assume 100% deployment of ASIC miners. Given the large numbers of computing units (often numbering in the tens of thousands), ASIC mining fleets are rarely 100% deployed and online at any one time. This can be due to a variety of factors, including ASIC miners being under maintenance, in repair workshops, in storage, in transit, or due to technical faults and breakdowns. Once deployed and online, the actual or observed hashrate can be influenced by other factors such as heat, overclocking (causing the ASIC miner to perform at levels higher than the manufacturer’s specifications), the age, and wear and tear exhibited by the ASIC miners and also by the limitations of the surrounding infrastructure, such as power outages, and MDC and transformer breakdowns. Construction and development delays are a common risk for mining data centers, for example due to weather, permitting delays, or labor and equipment shortages. Investors should consider all risk factors related to uptime when considering these figures, which are a best-case scenario.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility of Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on April 1, 2024, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on August 21, 2023, November 13, 2023, May 15, 2024, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

For more information, visit: https://mawsoninc.com/
Twitter: Mawson (@Mawsoninc) / X (twitter.com)
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Investor Contact:
Investor Relations Team
IR@mawsoninc.com

Media Contact:
Media Relations Team
MediaRelations@mawsoninc.com

1 Revenue equivalent BTC is the total revenue of the Company for the period divided by the average BTC price. For the month of June, the figure used is $66,012.